Exhibit 99.1

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS ANNOUNCES STRONG PERFORMANCE FOR
THE FIRST QUARTER OF 2004

•	Subscriber additions of 89,200 – quarter end subscribers of 1.55 million

•	Consolidated operating revenues of $277 million, a 36% increase over the first quarter of 2003

•	Consolidated operating income before depreciation and amortization of $83 million, a 45% increase over the first quarter of 2003

•	Quarter end consolidated cash and short-term investments of $398 million

•	Launching international Direct Connect™ ahead of schedule

RESTON, Va. – April 29, 2004 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2004. The Company reported consolidated operating revenues of $277 million, a 36% increase as compared to the first quarter of 2003, and consolidated operating income before depreciation and amortization of $83 million – a 45% increase as compared to the same period last year. The Company added about 89,200 net subscribers to its network during the quarter, an increase of 136% over the first quarter of 2003, resulting in approximately 1.55 million subscribers as of March 31, 2004. The Company generated consolidated operating income of $54 million during the quarter, a 39% increase over the first quarter 2003. The Company reported a consolidated net loss of $40 million, or $(0.58) per basic share, which included a charge of $79 million, or $1.15 per basic share, related to the early retirement of the Company’s 13% senior debt through a cash tender offer, partially offset by $13.6 million, or $0.20 per basic share, in non-cash gains related to the reversal of certain deferred tax asset valuation reserves. Excluding the charge related to the retirement of its 13% debt and the non-cash tax benefits, the Company generated net income of $26 million, or $0.37 per basic share. The Company ended the first quarter of 2004 with $398 million in consolidated cash, cash equivalents and short-term investments.

“The successful execution of our profitable growth strategy has continued to lead to superior operational and financial results,” said Steve Shindler, NII Holdings’ Chairman and CEO. “During the first quarter, we added more customers to our network than in any quarter over the past two years and did so while improving our operating income before depreciation and amortization by 45% over the same period a year ago and by 34% over the previous quarter. Our operations are gaining momentum in all of our markets, with solid subscriber additions and increasing customer satisfaction as evidenced by meaningful reductions in churn.”

NII Holdings’ average monthly revenue per subscriber (ARPU) was approximately $55 for the quarter, up from $50 for the same period last year. The Company also announced its ninth consecutive quarter of churn reduction, reporting average consolidated churn of 1.9% in the quarter, a 70 basis point improvement from the 2.6% churn level reported in the first quarter of 2003. This positive trend was highlighted by a significant drop in churn in Brazil to 2.3% for the first quarter.

NII Holdings, Inc., its operations in Mexico, Brazil, Argentina and Peru, along with Nextel Communications, Nextel Partners, Telus Corporation, and Motorola, are in the final stages of readiness for the synchronized deployment of international Direct Connect™, — a joint initiative enabling a first-ever pan regional Push-to-Talk™ capability. The project is ahead of schedule and the functionality, which is in the last stage of testing, is on track to begin the initial phase of commercial launch next month.

“This latest breakthrough in dispatch communication is the fruit of a shared commitment and a high degree of cooperation among the partners who have joined forces to develop, test and release this service,” Shindler said. “International Direct Connect is as much a milestone in communication techniques, as it is a natural extension of the dispatch feature which has distinguished iDEN™ operators among business users in both North and South America,” said Shindler. The product meets a growing need among NII Holdings’ subscribers, as well as among businesses in general, for a solution which provides instant and cost effective communications across geographies.

During the quarter, the Company raised about $292 million in net proceeds through a 30 year, 2 7/8% convertible notes offering. Proceeds from this transaction were used to complete a tender offer for substantially all of NII’s 13% senior secured discount notes and to partially pay down $73 million in vendor debt. The Company’s total long-term debt as of March 31, 2004 was $642 million, including $480 million in convertible notes, $109 million in tower financing obligations and $53 million in vendor debt.

“The financing transactions completed during the quarter were consistent with our previously announced focus on strengthening our liquidity position, maximizing our operational and financial flexibility, lowering our cost of capital while seeking to minimize foreign exchange risks and tax inefficiencies,” said Byron Siliezar, Vice President and CFO. “Similar to our September 2003 transactions, our convertible notes offering in the first quarter was well received by the capital markets and was significantly oversubscribed. We successfully tendered for the 13% senior secured discount notes, retiring approximately 99.97% of the issue. Our net debt now stands at $244 million, which equates to a net debt to 2004 operating income before depreciation and amortization guidance of about 0.8 times.”

Consolidated capital expenditures, including capitalized interest, were $48 million during the first quarter of 2004.

In February 2004, the Company announced that its Board of Directors approved a 3-for-1 split of the Company’s common stock, effected in the form of a dividend of two shares for each outstanding share that was paid on March 22, 2004 to shareholders of record as of March 12,

2004. All share and per share amounts included in this release reflect the 3-for-1 common stock split.

In addition to the results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated operating income before depreciation and amortization, ARPU, adjusted net income, net debt and cost per gross add (CPGA), which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(in millions and unaudited)

	Three Months Ended
	March 31,
	2004	2003
Operating revenues
Service and other revenues	$266	$194
Digital handset and accessory revenues	11	9

	277	203

Operating expenses
Cost of service (exclusive of depreciation included below)	67	46
Cost of digital handset and accessory sales	41	28
Selling, general and administrative	86	72
Depreciation	19	9
Amortization	10	9

	223	164

Operating income	54	39

Other income (expense)
Interest expense	(16)	(14)
Interest income	2	2
Foreign currency transaction gains (losses), net	3	(11)
Loss on early extinguishment of debt, net	(79)	—
Other expense, net	(1)	(2)

	(91)	(25)

(Loss) income before income tax provision	(37)	14
Income tax provision	(3)	(5)

Net (loss) income	$(40)	$9

Net (loss) income per common share, basic	$(0.58)	$0.16

Net (loss) income per common share, diluted	$(0.58)	$0.15

Weighted average number of common shares outstanding, basic	69	60

Weighted average number of common shares outstanding, diluted	69	64

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2004	2003
	(unaudited)
Cash, cash equivalents and short-term investments	$398	$405
Accounts receivable, less allowance for doubtful accounts of $9 and $9	123	121
Property, plant and equipment, net	406	369
Intangible assets, net	188	194
Total assets	1,295	1,234
Long-term debt, including current portion	644	537
Total liabilities	998	905
Stockholders’ equity	297	329

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	March 31,
	2004	2003
Total digital subscribers (as of March 31)	1,553	1,286
Net subscriber additions	89	38
Churn (%)	1.9%	2.6%
Average monthly revenue per handset/unit in service (ARPU) (1)	$55	$50
Cost per gross add (CPGA) (1)	$353	$343

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2004	2003
Operating revenues
Service and other revenues	$168	$123
Digital handset and accessory revenues	5	3

	173	126

Operating expenses
Cost of service	30	23
Cost of digital handset and accessory sales	22	16
Selling, general and administrative	46	37
Depreciation and amortization	22	16

	120	92

Operating income	$53	$34

Total digital subscribers (as of March 31)	703	553
Net subscriber additions	45	36
Churn (%)	1.9%	2.1%
ARPU (1)	$77	$76
CPGA (1)	$448	$430

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2004	2003
Operating revenues
Service and other revenues	$41	$31
Digital handset and accessory revenues	2	3

	43	34

Operating expenses
Cost of service	17	11
Cost of digital handset and accessory sales	9	6
Selling, general and administrative	13	13
Depreciation and amortization	3	1

	42	31

Operating income	$1	$3

Total digital subscribers (as of March 31)	400	375
Net subscriber additions (deactivations)	16	(19)
Churn (%)	2.3%	4.2%
ARPU (1)	$32	$25
CPGA (1)	$262	$259

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2004	2003
Operating revenues
Service and other revenues	$35	$18
Digital handset and accessory revenues	3	2

	38	20

Operating expenses
Cost of service	11	3
Cost of digital handset and accessory sales	6	3
Selling, general and administrative	11	7
Depreciation and amortization	2	1

	30	14

Operating income	$8	$6

Total digital subscribers (as of March 31)	296	222
Net subscriber additions	21	15
Churn (%)	1.1%	1.3%
ARPU (1)	$37	$27
CPGA (1)	$197	$143

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2004	2003
Operating revenues
Service and other revenues	$22	$22
Digital handset and accessory revenues	1	1

	23	23

Operating expenses
Cost of service	9	8
Cost of digital handset and accessory sales	3	3
Selling, general and administrative	7	6
Depreciation and amortization	1	1

	20	18

Operating income	$3	$5

Total digital subscribers (as of March 31)	154	136
Net subscriber additions	7	6
Churn (%)	2.4%	2.4%
ARPU (1)	$48	$53
CPGA (1)	$314	$348

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2004 and 2003” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(UNAUDITED)

Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended
	March 31,
	2004	2003
Consolidated operating income	$54	$39
Consolidated depreciation	19	9
Consolidated amortization	10	9

Consolidated operating income before depreciation and amortization	$83	$57

Adjusted Net Income Data

Adjusted net income represents our net income or loss excluding certain gains, losses and other charges that do not relate to the ongoing operations of our wireless business. Adjusted net income as defined above may not be similar to adjusted net income measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted net income is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business. Adjusted net income and adjusted net income per basic share can be reconciled to our net loss and our net loss per basic share as follows (in millions, except per share data):

NII Holdings, Inc.

	Three Months Ended
	March 31, 2004
		Per Share
Net loss	$(40)	$(0.58)
Loss on early extinguishment of debt, net	79	1.15
Reversal of certain deferred tax asset valuation reserves	(13)	(0.20)

Adjusted net income	$26	$0.37

Average Monthly Revenue Per Handset/Unit in Service (ARPU)

Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended
	March 31,
	2004	2003
Consolidated service and other revenues	$266	$194
Less: consolidated analog revenues	(3)	(2)
Less: consolidated other revenues	(21)	(5)

Total consolidated subscriber revenues	$242	$187

ARPU calculated with subscriber revenues	$55	$50

ARPU calculated with service and other revenues	$60	$52

Nextel Mexico

	Three Months Ended
	March 31,
	2004	2003
Service and other revenues	$168	$123
Less: analog revenues	(1)	(1)
Less: other revenues	(14)	(2)

Total subscriber revenues	$153	$120

ARPU calculated with subscriber revenues	$77	$76

ARPU calculated with service and other revenues	$84	$78

Nextel Brazil

	Three Months Ended
	March 31,
	2004	2003
Service and other revenues	$41	$31
Less: analog revenues	(1)	(1)
Less: other revenues	(2)	(1)

Total subscriber revenues	$38	$29

ARPU calculated with subscriber revenues	$32	$25

ARPU calculated with service and other revenues	$35	$26

Nextel Argentina

	Three Months Ended
	March 31,
	2004	2003
Service and other revenues	$35	$18
Less: other revenues	(4)	(1)

Total subscriber revenues	$31	$17

ARPU calculated with subscriber revenues	$37	$27

ARPU calculated with service and other revenues	$42	$30

Nextel Peru

	Three Months Ended
	March 31,
	2004	2003
Service and other revenues	$22	$22
Less: other revenues	(1)	(1)

Total subscriber revenues	$21	$21

ARPU calculated with subscriber revenues	$48	$53

ARPU calculated with service and other revenues	$51	$56

Cost per Gross Add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended
	March 31,
	2004	2003
Consolidated digital handset and accessory revenues	$11	$9
Less: consolidated cost of handset and accessory sales	41	28

Consolidated handset subsidy costs	30	19
Consolidated selling and marketing	34	28

Costs per statement of operations	64	47
Less: consolidated costs unrelated to initial customer acquisition	(9)	(4)

Customer acquisition costs	$55	$43

Cost per Gross Add	$353	$343

Nextel Mexico

	Three Months Ended
	March 31,
	2004	2003
Digital handset and accessory revenues	$5	$3
Less: cost of handset and accessory sales	22	16

Handset subsidy costs	17	13
Selling and marketing	22	17

Costs per statement of operations	39	30
Less: costs unrelated to initial customer acquisition	(5)	(3)

Customer acquisition costs	$34	$27

Cost per Gross Add	$448	$430

Nextel Brazil

	Three Months Ended
	March 31,
	2004	2003
Digital handset and accessory revenues	$2	$3
Less: cost of handset and accessory sales	9	6

Handset subsidy costs	7	3
Selling and marketing	6	5

Costs per statement of operations	13	8
Less: costs unrelated to initial customer acquisition	(3)	(1)

Customer acquisition costs	$10	$7

Cost per Gross Add	$262	$259

Nextel Argentina

	Three Months Ended
	March 31,
	2004	2003
Digital handset and accessory revenues	$3	$2
Less: cost of handset and accessory sales	6	3

Handset subsidy costs	3	1
Selling and marketing	3	2

Costs per statement of operations	6	3
Less: costs unrelated to initial customer acquisition	(1)	—

Customer acquisition costs	$5	$3

Cost per Gross Add	$197	$143

Nextel Peru

	Three Months Ended
	March 31,
	2004	2003
Digital handset and accessory revenues	$1	$1
Less: cost of handset and accessory sales	3	3

Handset subsidy costs	2	2
Selling and marketing	3	3

Costs per statement of operations	5	5
Less: costs unrelated to initial customer acquisition	—	—

Customer acquisition costs	$5	$5

Cost per Gross Add	$314	$348

Net Debt

Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2004 can be calculated as follows (in millions):

Total long-term debt	$642
Less: cash, cash equivalents and short-term investments	(398)

Net debt	$244

Net debt to consolidated OIBDA guidance and net debt to consolidated operating income guidance for the year ended December 31, 2004 are as follows:

Net debt to consolidated operating income before depreciation and amortization guidance	0.8

Net debt to consolidated operating income guidance	1.2